CUSTODY AGREEMENT APPENDIX B

                                 Amended 2/29/00

         AAM Equity Fund
         Ariston Convertible Securities Fund
         Ariston Internet Convertible Fund
         Auxier Focus Fund
         Carl Domino Equity Income Fund
         Carl Domino Global Equity Income Fund
         Carl Domino Growth Fund
         Columbia Partners Equity Fund
         Corbin Small-Cap Value Fund
         Cornerstone MVP Fund
         Fountainhead Kaleidoscope Fund
         Fountainhead Special Value Fund
         GLOBALT Growth Fund
         GJMB Growth Fund
         IMS Capital Value Fund
         Jumper Strategic Advantage Fund
         Marathon Value Fund
         Martin Capital Austin Opportunity Fund
         Martin Capital Texas Opportunity Fund
         Martin Capital U.S. Opportunity Fund
         Shepherd Values Fixed Income Fund
         Shepherd Values Growth Fund
         Shepherd Values International Fund
         Shepherd Values Market Neutral Fund
         Shepherd Values Small-Cap Fund
         Shepherd Values VIF Equity Fund
         Westcott Nothing But Net Fund
         Westcott Large-Cap Fund
         Westcott Fixed Income Fund